UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported): March 5, 2015
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LivePerson, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Tenth Avenue, 5th Floor
New York, New York 10018
(Address of principal executive offices, with zip code)

(212) 609-4200
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 5, 2015, the Board of Directors of the Registrant authorized an extension of a previously-announced stock repurchase program under which the Registrant has the ability to repurchase shares of its common stock at times and prices considered appropriate by the Board of Directors or a committee appointed by the Board of Directors. There is $10.3 million of available funding remaining under the repurchase program. The Board of Directors extended the repurchase program to expire on December 31, 2016.

The Registrant may effectuate the stock repurchase program through purchases in the open market or privately negotiated transactions, depending upon prevailing market conditions and other corporate considerations. The stock repurchase program is subject to business and market conditions, and may be suspended or discontinued at any time by the Board of Directors of the Registrant. The stock repurchase program will be funded using the Registrant’s available cash.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date: March 5, 2015	By:	/s/ Monica L. Greenberg
Monica L. Greenberg
EVP, General Counsel